EXHIBIT 10.60

AMENDMENT TO THE
WASHINGTON GROUP INTERNATIONAL, INC.
VOLUNTARY DEFERED COMPENSATION PLAN

THIS AMENDMENT to the Washington Group International, Inc. Voluntary Deferred Compensation Plan (the “Plan”) is adopted by URS Corporation (the “Company”), effective as of the date indicated below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan and such Plan is currently in effect; and

WHEREAS, Article VIII of the Plan provides that the Compensation Committee of the Company’s Board of Directors may amend the Plan at any time; and

WHEREAS, the Company wishes to amend the Plan as described more fully below.

NOW, THEREFORE, the Company amends the Plan, effective as of January 1, 2011, as follows:

1. The definition of “Plan” is revised by replacing it its entirety with the following:

“Plan” means the URS E&C Holdings, Incorporated Voluntary Deferred Compensation Plan, as amended and restated effective as of January 1, 2009 and further amended as of January 1, 2011, as set forth herein, and as further amended from time to time.

2. The name of the Plan, as used throughout the Plan document, shall be the “URS E&C Holdings, Incorporated Voluntary Deferred Compensation Plan.”

Except as otherwise set forth, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment on the date noted hereunder, to be effective as of January 1, 2011.

URS CORPORATION

Date: __________________, ____	By:	/s/ Tom Zarges
Tom Zarges, President - Washington E&C Holdings, Inc.

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